UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 22, 2008
OCEANIC EXPLORATION COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-08521	84-0591071

(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7800 East Dorado Place, Suite 250, Englewood, Colorado	80111

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (303) 220-8330
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 — Other Events
On April 22, 2008, the United States District Court for the Southern District of Texas entered a Final Judgment in Oceanic’s East Timor litigation. The judgment provides that Oceanic take nothing from the defendants. On April 16, the court had issued an Opinion on Dismissal and an Interlocutory Order on ConocoPhillips’ Motion for Judgment on the Pleadings and related motions from Oceanic, also providing that Oceanic take nothing from defendants. Since the April 16, 2008 Interlocutory Order was not final, Oceanic could not appeal it to an appellate court. Oceanic and the defendants jointly moved the court to issue the Final Judgment.
Now that the Final Judgment has been issued, Oceanic is planning to appeal the Final Judgment to the United States Court of Appeals for the Fifth Circuit.
The East Timor litigation is described in more detail in Oceanic’s Form 10-K for the year ended December 31, 2007.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 23, 2008 Oceanic Exploration Company
/s/ Courtney Cowgill
CFO/Corporate Treasurer